Exhibit 10.6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[*****]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

License Agreement

between

Pharvaris BV

Leiden BioScience Park, J.H.Oortweg 21, 2333 CH Leiden, The Netherlands

registered in the trade register of the Chamber of Commerce under no. 64239411

— “Pharvaris” —

and

AnalytiCon Discovery GmbH

Herrmannswerder Haus 17, 14473 Potsdam, Germany registered in the commercial register of the local court Potsdam under no. HRB 13987 P

— “AnalytiCon” -

- Pharvaris and AnalytiCon in the following

also referred to individually as “Party” or collectively as ‘‘Parties”

Preamble

A.

The Parties wish to collaborate for the development of an orally available Bradykinin 2 Receptor Antagonist for all indications and uses related to Bradykinin, especially the treatment of hereditary angioedema (“HAE”). AnalytiCon has explored and owns a certain proprietary substance class of Bradykinin 2 receptor antagonist with the potential of oral activity, referred to as OB2RA (and as defined in Section 1.23 in connection with Appendix B) which is suitable for development as orally available medication for all indications and uses related to Bradykinin, especially the treatment of HAE (“New HAE-Therapy”). AnalytiCon has developed a work plan for the Compounds to reach proof of concept in animal models which is attached to this License Agreement as Appendix P (“Plan”).

B.

The management of Pharvaris has expertise in HAE therapeutics and pathology based on previous development and successful commercialization of a compound to treat HAE, as well as expertise in business development and drug development finance. Pharvaris wishes to receive a worldwide, exclusive license from AnalytiCon for the class of OB2RA for further developing, marketing and commercializing compounds from this class for the treatment of, among others, hereditary angioedema, subject to the conditions set forth in this Agreement.

C.

In order to enable Pharvaris to explore an appropriate structure, including the requisite funding, for a successful development and commercialization of the Compounds/New HAE-Therapy, AnalytiCon has provided Pharvaris with an exclusive option to license the Compounds/New HAE-Therapy, as further set forth in the Option Agreement bearing as signature dates November 2, 2015 (the “Option Agreement”). The Parties have further agreed to certain terms of this Agreement in a Term Sheet attached as Appendix 1.1 to the aforementioned Option Agreement (the “Term Sheet”). Apart from that the Parties have agreed under Section 1.4 of the Option Agreement that the Parties may, in case of the exercise of the option under Section 1 of the Option Agreement, either conclude a single license and research agreement covering all licensing and development aspects as per the Term Sheet or split the terms and provisions into two or more agreements, e.g. a license agreement and a separate research agreement.

D.

Pharvaris wishes to license from AnalytiCon the global rights to develop and commercialize the Compounds/New HAE-Therapy in accordance with the Term Sheet. Pharvaris shall be deemed to have validly exercised the option under Section 1 of the Option Agreement in accordance with Section 1.3 of the Option Agreement by virtue of this Agreement becoming effective pursuant to Section 14. Pharvaris further wishes to co-operate in a research project in relation to OB2RA as further defined in the Term Sheet and its Appendix A pursuant to which AnalytiCon shall further develop OB2RA Compounds (as defined below) and whereas Pharvaris shall finance said research and development until the selection of the preclinical development candidate and will provide support for [*****] with respect to the development of, and during, the GMP production. Following that, the Parties now wish to conclude the respective license and research agreement as per Section 1.4 of the Option Agreement, whereas the Parties have decided to split the terms and conditions into two agreements, this License Agreement and a separate research agreement called the “B2R Agreement”.

Now, therefore, in consideration of the premises and the terms and conditions contained in this License Agreement, Pharvaris and Analyticon, intending to be legally bound, agree as follows:

Section 1

Definitions

For the purpose of this Agreement the following words and phrases shall have the meanings as defined hereinafter:

1.1

“Affiliate” shall mean any corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity in particular if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity. In the case of entities listed on a stock exchange, the threshold of more than 50% shall be replaced by 30% or by such other threshold which accurately reflects control in the listed entity.

1.2	“B2R” shall mean bradykinin B2 receptor.

1.3

“B2R Agreement” shall mean the separate agreement concluded between the Parties on the further development of OB2RA Compound(s) and/or Backup Compound(s) by AnalytiCon, particularly in the course of the B2R Project, on the financing of such research and development by Pharvaris until the selection of the preclinical development candidate and on the provision of support for [*****] with respect to the development of, and during, the GMP production.

1.4	“B2R Antagonist” or “B2RA” shall mean any molecule that binds to B2R and thereby antagonizes the B2R-mediated activity of bradykinin.

1.5	“B2R Project” shall mean the optimization of B2R Antagonists.

1.6

“B2R Project Plan” shall mean the plan of research and/or development activities with respect to the B2R Project. The initial B2R Project Plan is attached to this Agreement as Appendix A and will be amended from time to time.

1.7

“B2R Project Results” shall mean (i) all B2R Antagonists that are generated by conducting the B2R Project Plan or a backup program agreed upon by the Parties and (ii) the characteristics of the B2R antagonists mentioned under (i), including the structure, activity, toxicity, or other characteristics.

1.8	“Backup Compound(s)” shall mean any B2R Antagonist discovered or developed in the B2R Project and not being a Compound.

1.9

“Backup Product(s)” shall mean any product containing a Backup Compound, whether or not as the sole active ingredient, in any dosage, form and formulation and/or fixed dose combination, for use in the Field.

1.10	“Compound(s)” or “OB2RA Compound(s)” shall mean [*****] from the OB2RA as outlined in Appendix B.

1.11	“Designated Affiliate” shall mean any Affiliates of Pharvaris to be designated by Pharvaris to AnalytiCon in writing who shall own any right, title and interest in lieu of Pharvaris.

1.12

“Development Person” shall mean any employees, agents, directors, sub-contractors, Affiliates or any other Third Parties acting for or on behalf of AnalytiCon or its Affiliates in the course of the B2R Project or any other research or development activity under this License Agreement and/or the B2R Agreement.

1.13	“Direct Sales” shall mean all sales of the Licensed Product(s) without involvement of a Sublicensee, including sales by use of a contract sales organization by Pharvaris and/or its Affiliates.

1.14

“Exclusive License” shall mean an exclusive, worldwide license, with the right to sublicense, to use the know-how and expertise of OB2RA of AnalytiCon and the Licensed IP to research, develop, manufacture, use, import and market Licensed Compound(s) and Licensed Product(s) (as defined below) in the Field. For the avoidance of doubt, “exclusive” shall also mean that AnalytiCon itself shall not be entitled to use the know-how and expertise of OB2RA and the Licensed IP to research, develop, manufacture, use, import and market Licensed Compound(s) and Licensed Product(s) in the Field for its own purposes unless expressly stated otherwise in this License Agreement and/or the B2R Agreement.

1.15	“Field” shall mean all diagnostic, prophylactic and therapeutic applications, especially however Hereditary Angioedema (HAE).

1.16

“Indication” shall mean any indication bearing a distinct reference number under the list of diseases officially published by the World Health Organization (WHO) that is in effect at the relevant time during the Term.

1.17	“Indirect Sales” shall mean all sales of Licensed Product(s) through Pharvaris’ Sublicensees.

1.18

“IPR” shall mean any know-how, patents, utility models, copyright, trademark or any other kind of intellectual property rights as well as any entitlement to and/or application for the aforementioned rights, solely or jointly together with others.

1.19	“Licensed Compound(s)” shall mean Compound and Backup Compound.

1.20	“Licensed IP” [*****].

1.21

“Licensed Product(s)” shall mean any product containing a Licensed Compound, whether or not as the sole active ingredient, in any dosage, form and formulation and/or fixed dose combination, for use in the Field.

1.22

“Net Sales” shall mean the actually paid gross receipts from sales of Licensed Products by Pharvaris, its Affiliates or its Sublicensees to Third Parties less the total of (i) trade, cash and/or quantity discounts effectively granted, (ii) VAT, excise, sales and other consumption taxes and customs duties to the extent included in the invoice price, (iii) freight, insurance and other transportation charges to the extent included in the invoice price, (iv) amounts repaid or credited by reason of rejections and defects, (v) returns or retroactive discounts, grants or price reductions effectively granted and (vi) compulsory payments and rebates, accrued, paid or deducted pursuant to agreements or governmental regulations.

1.23	“OB2RA” shall mean [*****] (as defined in Appendix B) developed by AnalytiCon with the potential of oral activity.

1.24	“Patents” in general, not limited to OB2RA, shall mean any patent and/or utility model rights as well as rights in and to any patent and/or utility model rights and/or applications thereto.

1.25	“Preclinical Candidate B2R” shall be a preclinical development candidate as defined in Appendix C or another B2R Antagonist accepted by Pharvaris as preclinical development candidate.

1.26	“Product(s)” shall mean any product containing a Compound, whether or not as the sole active ingredient, in any dosage, form and formulation and/or fixed dose combination, for use in the Field.

1.27	“Relevant Market” shall mean the aggregate unit sales of Products or Backup Products and all generic versions of such Products or Backup Products in a certain country.

1.28

“Sublicensee” shall mean such a Third Party which receives a commercial sublicense from Pharvaris under the Exclusive License to develop, market and sell Licensed Product(s) on its own account and is obligated to make payments to Pharvaris on the basis of royalty payments on Net Sales of Licensed Product(s).

1.29	“Third Party” shall mean any person or entity other than AnalytiCon, Pharvaris and their respective Affiliates.

1.30	The following general rules of interpretation shall apply to this Agreement and its Appendices unless expressly stated otherwise in the respective provisions:

1.30.1	In the event of any conflict between this Agreement and the Appendices to this Agreement, the provisions in the Agreement shall prevail.

1.30.2

The titles and headings of the Sections of this Agreement only serve the purpose of a better overview and are not intended as complete or accurate descriptions of the content of the respective Sections. Any such titles or headings shall not be used as a means or indication for a certain interpretation of the content of the respective Sections.

1.30.3

Whenever a provision of this Agreement requires the approval or consent of a Party and such approval or consent is not received by the respective other Party within the time limit as defined in the respective provision, the respective approval or consent is deemed to be denied.

1.30.4	Unless expressly stated otherwise, any time periods, time limits and deadlines are to be calculated in accordance with Section 187 et seq of the German Civil Code (Bürgerliches Gesetzbuch — BGB).

1.30.5	Any and all accounting terms shall be interpreted in accordance with generally accepted accounting principles applied on a consistent basis.

1.30.6

AU references to monetary amounts shall be in EUR and shall be exclusive of any VAT, which may have to be added to such amount in case of any payments or invoicing under respective tax laws where applicable, unless expressly stated otherwise.

Section 2

Subject of this Agreement

2.1

The subject of this Agreement is the ownership of all rights, title and interest in and to all B2R Project Results and particularly any IPR relating thereto by Pharvaris as set forth in this Agreement. Further subject of this Agreement is the grant of the Exclusive License by AnalytiCon to Pharvaris and the acceptance of such Exclusive License by Pharvaris, under the terms and conditions as further defined in this Agreement.

2.2

The Parties have further agreed on certain terms and conditions concerning the further development of B2R Antagonists by AnalytiCon, on the financing of such research and development by Pharvaris until the selection of the preclinical development candidate and on the provision of support for [*****] with respect to the development of, and during, the GMP production. These terms and conditions, however, are not subject to this Agreement but are governed by a separate agreement between the Parties, the B2R Agreement.

Section 3

Ownership of Rights

3.1	Ownership of Rights, Title and Interest in and to all B2R Project Results

3.1.1

Pharvaris or one of its Designated Affiliates shall own all right, title and interest in and to all B2R Project Results (including, but not limited to, all Compounds, Backup Compounds, Licensed Compounds, Products, Backup Products, Licensed Products) and any discovery, technology or invention relating thereto, particularly any IPR as well as any applications for or entitlement to such IPR related to the aforementioned B2R Project Results. AnalytiCon hereby assigns to Pharvaris any and all right, title and interest in and to all B2R Project Results, any IPR relating thereto and any discovery, technology or invention relating thereto as set forth above and Pharvaris hereby accepts such assignment. Apart from that, AnalytiCon will take all action required and make all declarations necessary to transfer any such rights, title and/or interest to Pharvaris in order to achieve the aforesaid result and ownership by Pharvaris.

3.1.2

For the avoidance of doubt: In case any B2R Project Results and/or any IPR, discovery, technology or invention relating thereto is created, made or conceived by any Development Persons, such discovery, technology or invention shall also be considered a B2R Project Result within the meaning of this Agreement and all rights in and title to such IPR, invention, technology or discovery shall be solely owned by Pharvaris or one of its Designated Affiliates as per Section 3.1.1. AnalytiCon will secure and obtain all rights, title and interest in and to such B2R Project Results from such Development Persons in order to fulfill its obligations under Section 3.1.1. In particular, AnalytiCon shall claim any B2R Project Results, which are made by employees of AnalytiCon without any limitation for the assignment to Pharvaris under Section 3.1.1. Any compensation to be paid to employees in consideration of the claim of employee inventions, particularly any obligatory employee compensations under the German Employee Inventions Act, shall be solely borne by AnalytiCon.

3.1.3

Any acts, declarations or transfers as well as any payments made by AnalytiCon to employees or other Development Persons required to achieve the ownership of all B2R Project Results by Pharvaris in accordance with Section 3.1.1 and 3.1.2 shall be deemed fully compensated by the payments made by Pharvaris to AnalytiCon under this License Agreement and/or the B2R Agreement, and AnalytiCon shall have no additional claims against Pharvaris arising of or in connection with any such acts, declarations or transfers.

Section 4

Licensing and Sublicensing

4.1	Grant of Exclusive License to Pharvaris

Subject to and under the terms and conditions of this Agreement, AnalytiCon hereby grants the Exclusive License to Pharvaris, and Pharvaris hereby accepts the Exclusive License.

4.2	Sublicensing

The Exclusive License includes the right of Pharvaris to grant sublicenses within the scope of the Exclusive License to Affiliates or Third Parties to develop, market and sell Licensed Product(s) on its own account on the basis of royalty payments by Pharvaris to AnalytiCon on Net Sales of Licensed Product(s) by such Sublicensees as further defined in this Agreement.

4.3	Grant of Rights to AnalytiCon

Pharvaris shall grant, or cause its Designated Affiliate holding the rights under Section 3.1 to grant, AnalytiCon a non-exclusive, limited, royalty-free license to all B2R Project Results to the extent reasonably required for the sole limited purpose of performing its obligations set forth in the B2R Project Plan.

Section 5

Milestones and Royalties

5.1	Consideration for Grant of Rights

In consideration of the rights granted by AnalytiCon to Pharvaris over the Term of this Agreement and the B2R Agreement, upon this License Agreement and the B2R Agreement becoming effective (whichever is later), a payment by Pharvaris of a onetime upfront license fee of [*****] shall become due (License and Research Execution Fee”) and shall be payable within 14 days from this License Agreement and the B2R Agreement becoming effective (whichever is later).

5.2	Development Milestones, Regulatory Approval Milestones and Sales Milestone for Products)

The Development, Regulatory, Reimbursement and Sales Milestones under this Section 5.2 only apply to the Licensed Product in the first Indication. The Royalties under Section 5.3 shall also apply to Licensed Products in further Indications.

5.2.1	Development Milestones

Pharvaris shall make to AnalytiCon the following one-time development milestone payments for the Licensed Product in the first Indication:

Milestone Event	Amount (EUR)
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]

Upon (early) approval of the Licensed Product by the FDA or EMA in the first Indication, all development milestones which have not yet become due by then for such Indication shall immediately become due and payable.

5.2.2	Regulatory Approval Milestones

Pharvaris shall make to AnalytiCon the following one-time regulatory approval milestone payments:

Milestone Event	Amount (EUR)
[*****]	[*****	]
[*****]	[*****	]

5.2.3	Sales Milestone

Pharvaris shall make to AnalytiCon the following one-time sales milestone payment:

Milestone Event	Amount (EUR)
[*****]	[*****	]

5.3	Tiered Royalties for Licensed Products

5.3.1	Direct Sales by Pharvaris only

In the event that Pharvaris and/or its Affiliates only make Direct Sales, Pharvaris shall pay AnalytiCon the following tiered royalty percentage on worldwide Net Sales:

Net Sales Amount (EUR)	Royalty Percentage
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]

Net Sales tiers are calculated on the basis of aggregated, annual, worldwide Net Sales of the Licensed Product(s) as follows:

Tiers	Aggregated, Annual, Worldwide Net Sales
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]

5.3.2	Indirect Sales through Sublicensee(s) only

In the event that sales of the Licensed Product are made only through Indirect Sales, the following tiered royalties will be due on all worldwide Net Sales of the Licensed Product(s) made by Pharvaris’ Sublicensee(s):

Net Sales Amount (EUR)	Royalty Percentage
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]

Net sales tiers are calculated on the basis of aggregated, annual, worldwide net sales of the Licensed Product(s) made by Pharvaris Sublicensee(s):

Tiers	Aggregated, Annual, Worldwide Net Sales
[*****]	[*****	]
[*****]	[*****	]
[*****]	[*****	]

Pharvaris, however, shall only be obligated to pay royalties under this Section 5.3.2 if (and to the extent that) Pharvaris itself has received respective royalty payments by the Sublicensee on the Net Sales made by the Sublicensee.

5.3.3	Direct Sales by Pharvaris and Indirect Sales through Pharvaris’ Sublicensee(s)

In the event that, in any calendar year, sale of the Licensed Product(s) is made by Pharvaris and/or its Affiliates by Direct Sales and Indirect Sales, the aggregated Net Sales of each Direct and Indirect Sales will be taken into account to determine the tiers, and the breakdown of royalty rates shall apply as described in Sections 5.3.1 and 5.3.2 above.

Example:

For the sake of clarity, and by way of example, should the aggregated Net Sales during a calendar year be [*****], split into [*****] of Direct Sales by Pharvaris and [*****] of Indirect Sales by Pharvaris’s Sublicensee(s), the royalties due to AnalytiCon shall be calculated as follows:

On Direct Sales:

•	[*****] of the Net Sales of Licensed Product(s) sold by Pharvaris and/or its Affiliates which are beneath or equal to [*****];

•	[*****] of the Net Sales of Licensed Product(s) sold by Pharvaris and/or its Affiliates which are above [*****] and are beneath or equal [*****];

hence a total of [*****]

On Indirect Sales by Pharvaris’s Sublicensee(s):

[*****] of the Net Sales of Pharvaris Sublicensee for the Net Sales of the Licensed Product(s) which are beneath or equal to [*****]: hence a total of [*****].

[*****]

5.3.4	Milestone Payment for Successful Sublicensinq

AnalytiCon will receive a milestone payment of a maximum of [*****]— but not more than [*****] of the upfront payment of a Third Party paid to Pharvaris — after the Licensed Product(s) have been successfully sublicensed to a Third Party.

5.4	Development Milestones, Regulatory Approval Milestones and Sales Milestones for Backup Products

5.4.1	Milestone Payments under Section 5.2 and 5.3

If Pharvaris decides to substitute the Product in the first Indication by a Backup Product, then the payments for development milestones, regulatory approval milestones and sales milestone set forth in Section 5.2 above shall apply for the Backup Product in the first Indication accordingly, provided that a milestone payment that has been paid for the Product will not be paid again. In the event that the substitution of the Product in the first Indication by a Backup Product occurs and the market entry of the Backup Product is, at the time of such substitution, forecast to be [*****] than the forecast market entry of the Product at such time of substitution, the payments for development milestones and the regulatory approval milestones set forth in Sections 5.2.1 and 5.2.2 shall be reduced by [*****]. The sales milestone set forth in Section 5.2.3 and the royalty payments of Section 5.3 remain unaffected.

5.4.2	Provisions in Case of Failed Negotiations under Sect. 5.4.1

If Pharvaris decides to substitute the Product in the first Indication by a Backup Product, the Parties shall upon written request of one Party negotiate in good faith on a reasonable and realistic forecast market entry date of the Backup Product. If the Parties do not reach an agreement on such forecast market entry date within [*****] after the written request mentioned in the preceding sentence, an independent neutral expert arbitrator to be agreed upon and to be appointed by both Parties within [*****] thereafter shall review and determine the reasonable and realistic forecast market entry date of the Backup Product. If the Parties cannot agree on an expert arbitrator within [*****] as per the preceding sentence, the expert arbitrator shall be appointed by the president of the Chamber of Commerce Hamburg upon the application of one of the Parties. The expert opinion shall be final and binding on the Parties. The costs of the expert opinion shall be shared equally among the Parties, regardless of the outcome.

5.5	Generic Sales

On a country-by-country and Product-by-Product basis, if, during the Term of this Agreement, sales by one or more Third Parties of generic versions of a Product account for [*****] of the Relevant Market in such country in a calendar quarter, the royalties payable by Pharvaris to AnalytiCon set forth in Section 5.3 will be reduced by [*****].

5.6	Reduction of Royalties in case of Payments to Third Parties for Avoidance of IPR Infringement

If, during the Term of this Agreement, Pharvaris, its Affiliate or Sublicensees, at its sole discretion, obtains a license for Patents from a Third Party, in order to avoid infringing such Third Party Patents by the development, sales, marketing or commercialization of Licensed Products, Pharvaris shall be obligated to pay all related Third Party royalties or license fees or any other compensation for such Patent license to such Third Party/ies, but shall be entitled to deduct [*****] of such Third Party royalties from any royalties due to AnalytiCon pursuant to Section 5.3, provided that the royalties paid or payable by Pharvaris to AnalytiCon shall at no time be less than [*****] of the royalties actually owed pursuant to Section 5.3.

5.7	Common Provisions for all Milestone Payments under this Section 5

5.7.1	Common Provisions for all Milestone Payments under Section 5.2 and 5.3

All of the payments under Section 5.2 for development milestones, regulatory approval milestones and sales milestones shall be made regardless of whether Pharvaris, any Affiliate of Pharvaris or any Third Party which is a Sublicensee or otherwise acts on behalf of Pharvaris (or even AnalytiCon on behalf of Pharvaris) reaches the respective milestone event. The sales milestones under Section 5.2 shall leave unaffected the royalties set forth under Section 5.3 and vice versa.

5.7.2	Term of the Royalty Payments

The Term of the royalty payments shall be the Term of this License Agreement.

Section 6

Reports and Accounting

6.1	Quarterly Net Sales and Royalty Reports

During the Term of this Agreement, following the first commercial sale of a Licensed Product, Pharvaris shall provide AnalytiCon for each calendar quarter with a written report listing on a country-by-country basis (i) the date of the first commercial sale of a Licensed Product in the respective country, (ii) the Net Sales of Direct and Indirect Sales of the Licensed Products in the respective calendar quarter in EUR and in the local currency of the respective country as well as the exchange rate, (iii) the royalties payable for the respective Net Sales in that calendar quarter under this Agreement, and (iv) any withholding taxes that may be required by law to be deducted in respect of such royalties (the “Quarterly Net Sales and Royalty Reports”). All Quarterly Net Sales and Royalty Reports shall be due [*****] following the last day of the calendar quarter to be reported on.

6.2	Currency Conversion

All currency conversions of any foreign currency into Euros for accounting, Net Sales and royalty calculation purposes shall be made according to the official Euro reference rates published by the European Central Bank for the value date of the respective transaction.

6.3	Accurate Books and Records

Pharvaris shall keep complete and accurate books and records reflecting all relevant Net Sales and their calculation basis, including Net Sales and their calculation basis made by Sublicensees, for all Direct Sales and Indirect Sales to enable the royalties payable under this Agreement to be determined and reviewed.

6.4	Audits

6.4.1

Upon the written request of AnalytiCon and not more than [*****], AnalytiCon shall have the right to retain an independent certified public accounting firm of internationally recognized standing, selected by AnalytiCon and such selection confirmed by Pharvaris (such confirmation not to be withheld unreasonably), at AnalytiCon’s expense, to have access during normal business hours with at least [*****] notice to such records as the accounting firm reasonably requires to review and verify the correctness, completeness and accuracy of the Quarterly Net Sales and Royalty Reports for any calendar year ending not more than [*****] prior to the date of such request (“Royalty Audit”). AnalytiCon shall ensure that the Royalty Audit report is provided both to Pharvaris and AnalytiCon immediately upon the completion of the report by the accounting firm.

6.4.2

In the course of any Royalty Audit, the accounting firm shall disclose to AnalytiCon only whether the records are correct, complete and accurate or not and, in case of any incorrectness, incompleteness or inaccuracy, specify the subject matter and extent of such incorrectness, incompleteness or inaccuracy. The accounting firm shall not disclose any further information to AnalytiCon, particularly no information that is not required for the purpose of the aforementioned review.

6.4.3

lf, in the course of a Royalty Audit, the accounting firm concludes that additional royalties are to be paid under this License Agreement due to any incorrectness, incompleteness or inaccuracy of Quarterly Net Sales and Royalty Reports for a term covered by the Royalty Audit, Pharvaris shall pay the additional royalties identified within [*****] following the day on which the Royalty Audit report of the accounting firm is provided to Pharvaris. In case the additional royalties to be paid amount to [*****] of the royalties stipulated in the respective Quarterly Net Sales and Royalty Reports for the period covered by the Royalty Audit, Pharvaris instead of AnalytiCon shall bear the reasonable and adequate fees and expenses charged by the accounting firm for the Royalty Audit.

6.4.4

If, in the course of a Royalty Audit, the accounting firm concludes that Pharvaris paid more royalties to AnalytiCon than actually owed under this License Agreement, Pharvaris shall be entitled, at its discretion, to (i) either set off any such overpayment against any future royalty payment obligations or (ii) to demand from AnalytiCon the repayment of such overpayment within one month’s time following the day on which Pharvaris communicates to AnalytiCon that it chooses the repayment of the overpaid royalties.

6.4.5

Except for cases of fraud, misrepresentation or any other willful misconduct or gross negligence on behalf of Pharvaris, the calculation of royalties payable under this Agreement shall become finally and irrevocably binding upon the Parties upon the expiration of two years following the end of the calendar year in which the royalty payments became due for payment.

6.4.6	All information provided to AnalytiCon in the course of any Royalty Audit shall be considered confidential information as per Section 9 and shall be treated accordingly by AnalytiCon.

Section 7

Payment

7.1	Unless expressly stated otherwise, all invoices for payments under this Agreement shall be due for payment within [*****] after receipt of the invoice for the amount to be paid (the “Payment Term”).

7.2

All payments shall be made by wire transfer into the bank account indicated on the invoice or as otherwise communicated by the recipient of the payment, provided that such bank account has to be a bank account at a bank in the European Union.

7.3	All payments shall be made without any deductions, particularly without any deductions of banking or bank transfer fees.

7.4

Any Party shall be deemed to be in default with a payment without a payment reminder being required immediately after expiry of the Payment Term (or any other payment deadline as provided in this Agreement) if the respective payment owned is not received to the full amount by the receiving Party in its bank account (as defined in Sections 7.2 and 7.3) within the Payment Term (or any other payment deadline as provided in this Agreement).

7.5	Any Party being in default with a payment shall pay default interest in the amount of [*****] per year.

Section 8

IPR Matters

8.1	General Co-Operation in IPR Matters; Provision of Information and Documents

AnalytiCon shall cooperate reasonably with Pharvaris or its Designated Affiliate in the prosecution of any Patent applications for B2R Project Results and shall share all necessary material information relating thereto. AnalytiCon shall take all steps, do all acts and execute all documents as may be reasonably necessary to assist Pharvaris or its Designated Affiliate to claim, exercise or enforce Pharvaris’ rights under this Section 8 at Pharvaris’s expense, unless expressly stated otherwise. In addition, AnalytiCon shall, upon the request of Pharvaris from time to time, provide Pharvaris within a reasonable period of time, at Pharvaris’s expense, with copies of all documents, laboratory notebooks, graphs, charts and other original records and data, regardless of the form of media upon which the same is maintained, reasonably relating to the B2R Project Results. All such information and materials shall be considered confidential information as per Section 9 of Pharvaris for purposes of this License Agreement and the B2R Agreement.

8.2	Procedures for Know-How

8.2.1

AnalytiCon shall disclose to Pharvaris all know-how owned or controlled by AnalytiCon related to OB2RA, the Licensed Compound(s), Licensed IP and B2R Project Results. To the extent that such know-how is held by Development Persons and/or Affiliates of AnalytiCon, AnalytiCon will ensure that such Affiliates and Development Persons will disclose the aforementioned know-how. The Parties shall each appoint a Know-How Representative responsible for the provision of know-how at AnalytiCon and for the receipt of know-how at Pharvaris. All know-how shall be considered confidential information as per Section 9.

8.2.2

The Parties agree that all information and materials comprised in the know-how as per Section 8.2.1 shall be disclosed to Pharvaris by memoranda marked as “Confidential” in case of written information and by clearly marked and numbered containers in case of materials. Unless expressly agreed otherwise by the Parties, any know-how shall be provided by the Know-How Representative of AnalytiCon to the Know-How Representative of Pharvaris. All and any transfer and transport of know-how shall be made using sufficiently safe, state-of-the-art security measures adequate for the type of know-how to be transferred or transported. Any dispatch, transport and receipt of know-how has to be documented in accordance with established industry standards. Upon receipt of any know-how Pharvaris shall acknowledge the receipt to AnalytiCon.

8.3	IPR Applications, Registration and Maintenance

8.3.1	IPR Applications, Registration and Maintenance relating to B2R Project Results

Pharvaris and/or one of its Designated Affiliates may, at its sole discretion, draft, prepare, file, prosecute, grant and maintain any IPR applications and/or registrations relating to Pharvaris rights, title and interest in and to any B2R Project Results and any IPR relating thereto in accordance with the requirement of reasonable IPR protection. AnalytiCon shall refrain from filing any of the aforementioned IPR applications in its own name, in the name of any Affiliate or in the name of any Third Party.

8.3.2	IPR Applications, Registration and Maintenance relating to Licensed IP

Pharvaris and/or one of its Designated Affiliates shall further be responsible for and in sole control of the drafting, preparation, filing, prosecution, grant and maintenance of any IPR relating to Licensed IP to be made in the name of AnalytiCon at Pharvaris’ discretion in good faith and in accordance with the requirement of reasonable IPR protection and Pharvaris’ customary IPR policy. Section 11.1.2 applies mutatis mutandis.

8.3.3	Costs of IPR Applications, Registration and Maintenance

All fees and expenses incurred for the preparation, application, filing, prosecution, grant and maintenance of the IPR applications and registrations as per Section 8.3.1 and 8.3.2, including official application and maintenance fees of the respective patent offices and all legal fees such as patent attorney and attorney fees in connection therewith, shall be borne by Pharvaris and/or one of its Designated Affiliates unless provided otherwise herein or expressly agreed otherwise among the Parties.

8.3.4	Support by AnalytiCon

Upon request by Pharvaris and at Pharvaris’ costs (and to the extent not already contained in the B2R Project Results or any information, documentation, material and/or know-how provided or transferred by AnalytiCon under this Agreement or the B2R Agreement), AnalytiCon will provide Pharvaris and/or its Designated Affiliates with all texts, graphics, data or other information required or helpful to properly and reasonably draft and file IPR applications, in particular Patent applications, as per Section 8.3.1 and 8.3.2. Furthermore, AnalytiCon will participate in meetings and discussions with Pharvaris and/or any consultants of Pharvaris such as e.g. patent attorneys. AnalytiCon shall provide such non-financial support at its own costs unless expressly agreed otherwise among the Parties. The right of any inventors at AnalytiCon to be named as inventors in any patent applications shall remain unaffected. Upon request, AnalytiCon shall name all inventors having made the respective invention or discovery to Pharvaris.

8.3.5	Supplemental Protection Certificates

In the event that Pharvaris wishes to file or have filed by AnalytiCon, as the case may be in accordance with Sections 8.3.1 and 8.3.2, an application for a patent term extension such as a supplemental protection certificate, the Parties shall co-operate in the preparation, filing, prosecution and granting of such patent term extension in accordance with the principles outlined in Sections 8.3.1, 8.3.2, 8.3.3, 8.3.4 and 8.3.6, which shall apply accordingly. In particular, Pharvaris will inform AnalytiCon about any new marketing authorizations within one month after the receipt of such new marketing authorization.

8.3.6	Further Obligations of AnalytiCon with regard to Licensed IP and B2R Project Result IPR

AnalytiCon shall refrain from any act or omission that might endanger the success of any IPR applications and/or the protection of any IPR registrations, particularly Patent applications, especially those under Sections 8.3.1 and 8.3.2. In particular, AnalytiCon shall refrain from not pursuing or abandoning any IPR registered or held in the name of AnalytiCon and/or its Affiliates and licensed to Pharvaris under this License Agreement and/or the B2R Agreement and any IPR relevant for the IPR protection of Licensed IP and/or B2R Project Results, especially any IPR applied for or registered by AnalytiCon as per Section 8.3.2, unless with the express prior written approval of Pharvaris.

8.3.7	Notification of IPR Events

Either Party shall inform the respective other Party about any IPR events such as e.g. the filing, granting, filing of oppositions, filing of nullity or invalidity actions, extension, renewal, restriction, co-existence agreement, settlement, lapse, revocation, surrender, invalidation or nullity of any IPR as per Sections 8.3.1 and/or 8.3.2. Any further obligations in connection with any such events under this Agreement and/or the B2R Agreement shall remain unaffected.

8.3.8	Opposition, Invalidity and Nullity Procedures

In case of any opposition, invalidity or nullity procedures, or any other procedures directed against the protection of any IPR applied for or registered under Sections 8.3.1 and/or 8.3.2, Pharvaris shall be responsible and in sole control of the defense of the IPR against such procedures. For any such procedures, the provisions in Sections 8.3.1, 8.3.2, 8.3.3 and 8.3.4 shall apply accordingly.

8.4	IPR Enforcement

8.4.1	Information and Consultation Obligations

Each Party shall immediately inform the respective other Party in case of any infringement or potential infringement of any IPR relating to Licensed IP, B2R Project Results, AnalytiCon IPR and/or any other IPR relating to this License Agreement held by either Party and/or their Affiliates it has become aware of. The Parties shall thereafter consult and cooperate completely and in good faith in order to determine an appropriate course of IPR enforcement action in reaction to the identified infringement or potential infringement, and shall keep each other informed about all further events, developments and occurrences in such matters.

8.4.2	Control of IPR Enforcement

In the event of any infringement or potential infringement of (i) any IPR licensed to Pharvaris by AnalytiCon under this Agreement and/or the B2R Agreement and/or (ii) any IPR relating to B2R Project Results applied for or registered in the name of Pharvaris and/or one of its Designated Affiliates, Pharvaris shall be responsible for and in control of any legal measures against such infringement or potential infringement, particularly any out-of-court and court action against the infringer or alleged infringer, by counsel of Pharvaris’ choice at Pharvaris’ own discretion and costs. In the event of any infringement or potential infringement of AnalytiCon IPR, AnalytiCon shall be responsible for and in control of any legal measures against such infringement or potential infringement, particularly any out-of-court and court action against the infringer or alleged infringer, by counsel of AnalytiCon’s choice at AnalytiCon’s own discretion and costs. In case of any infringement or potential infringement of any other IPR held by either Party and/or their Affiliates, the respective owner of the IPR shall be responsible for and in control of any legal measures against such infringement or potential infringement at its own discretion and at its own costs.

8.4.3	Settlement and Cease of Action

Unless expressly stated otherwise, neither Party shall cease, compromise, settle or take any action in any enforcement of IPR under Section 8.4.2 which may be detrimental to the respective other Party’s rights or reasonable interests under this License Agreement and/or the B2R Agreement without having consulted the respective other Party beforehand and without taking the respective other Party’s rights and reasonable interests duly into account when taking the decision.

8.4.4	Support in Enforcement Action

Either Party shall support the respective other Party being responsible and in control of IPR enforcement under Section 8.4.2 non-financially by providing any information, material or assistance required for the appropriate conduction of the enforcement measures as reasonably requested by the enforcing Party. In particular, the supporting Party shall execute such documents necessary for the enforcing Party to initiate and prosecute the action or proceedings, and also cause its Affiliates (and, where applicable, any Sublicensees or Third Parties, provided that the latter are contractually bound respectively) to execute ail such documents if required. In the event that the enforcing Party is unable to initiate or prosecute an action solely, the supporting Party shall have the duty to join such action. The enforcing Party shall keep the supporting Party informed of the development of any action or proceeding including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto; Section 8.4.3 shall remain unaffected. Notwithstanding the provisions in Section 8.4.5, the supporting Party shall perform all support in accordance with this Section 8.4.4 at its own costs.

8.4.5	Recovery, Reimbursements and Damages

Any recovery, reimbursement or damages obtained as a result of, in the course of or in connection with any enforcement action against any infringers shall be allocated to the enforcing Party bearing the costs of the enforcement under Section 8.4.2. However, in case the enforcing Party was supported by the respective other Party as per Section 8.4.4, any such recovery, reimbursement or damages obtained shall be allocated as follows: (i) The enforcing Party shall first recoup all of its costs and expenses from the recovery, reimbursement or damages obtained; (ii) then the supporting Party shall recoup its costs and expenses for the support from the remaining amount; (iii) whatever amount remains after (i) and (ii) shall be solely allocated to the enforcing Party.

8.5	IPR Defense

8.5.1	Information and Consultation Obligations

Each Party shall immediately inform the respective other Party in case of any infringement or potential infringement of Third Party IPR by any B2R Project Results, Licensed Product(s), Licensed Compound(s) and/or Licensed IP it has become aware of. The Parties shall thereafter consult and cooperate completely and in good faith in order to determine an appropriate course of action concerning the identified infringement or potential infringement, and shall keep each other informed about all further events, developments and occurrences in such matters.

8.5.2	Control and Costs of IPR Defense

Pharvaris shall be responsible for and in control of any defense against any claims based on the infringement or potential infringement of any Third Party IPR by any B2R Project Results, Licensed Product(s), Licensed Compound(s) and/or Licensed IP, particularly the defense in any out-of-

court and court action against the owner of the Third Party IPR, by counsel of Pharvaris’ choice at Pharvaris’ own discretion and costs. However, if the aforesaid infringement or potential infringement of any Third Party IPR is caused by any grossly negligent or willful action or omission by AnalytiCon in the course of or in connection with the performance of the research and development obligations of AnalytiCon under this Agreement and/or the B2R Agreement, or by a breach of the warranties in Section 12.1.4 by AnalytiCon, the costs of such IPR defense shall be borne by AnalytiCon.

8.5.3	Settlement, Support, Recovery, Reimbursements and Damages

Concerning settlements, support and allocation of recoveries, reimbursements and damages in connection with IPR defense actions, Sections 8.3.3, 8.3.4 and 8.3.5 shall apply accordingly.

Section 9

Confidentiality

9.1

The Parties shall keep confidential all non-public information which they have received or shall receive from each other within the course of the performance of this Agreement. Either Party shall use confidential information of the respective other party only as required in the course of the performance of this Agreement and/or the B2R Agreement and/or the Option Agreement and any action or business based thereon.

9.2

The obligations imposed by Section 9.1 shall not apply, or shall cease to apply, to any confidential information if and to the extent that the Party receiving such confidential information (“Receiving Party”) can prove that such confidential information (i) was known to the Receiving Party prior to the receipt of the confidential information from the Party disclosing the confidential information (“Disclosing Party”); (ii) was, or becomes through no breach of the Receiving Party’s obligations hereunder, known to the public or to the trade or industry in which the business operates; (iii) becomes known to the Receiving Party from a source other than the Disclosing Party under circumstances not involving any breach of any confidentiality obligation between such source and the Disclosing Party; or (iv) is independently developed by the Receiving Party without use of or reference to confidential information of the Disclosing Party. The confidentiality obligations pursuant to this Section 9 shall also not apply to the extent the disclosure is mandated by law, by court order or by regulation or order of other public authorities, provided that the Receiving Party shall (i) immediately inform the Disclosing Party about such requirement, (ii) reasonably co-operate with the Disclosing Party in protecting the confidential or proprietary nature of the confidential information that must be so disclosed, and (iii) seek to limit such disclosure to the minimum extent necessary. The confidentiality obligations pursuant to this Section 9 shall further not apply to the extent that the disclosure of confidential information is required (i) to apply for or obtain any IPR protection under this Agreement and/or the B2R Agreement or (ii) to conduct clinical development or (iii) to apply for or obtain marketing authorizations for Licensed Product(s).

9.3

The parties shall have the right to disclose non-public information to third parties who are subject to professional confidentiality obligations or adequate contractual confidentiality obligations, to the extent such disclosure is necessary for the exploration of the appropriate structure, including requisite funding, for the successful development and commercialization of the Compounds and/or New HAE-Therapy or to fulfill the obligations under this License Agreement. In addition, each Party shall have the right to disclose non-public information to third parties who are subject to professional confidentiality obligations or adequate contractual confidentiality obligations, to the extent such disclosure is necessary for customary due diligence procedures in preparation of the sale of the shares in the respective Party or similar transactions, subject to the proviso that any such transaction must not be in violation of this Agreement, the Option Agreement or the B2R Agreement. Further, any disclosures in preparation of or in connection with initial or secondary public offerings or listings of securities shall require the prior consent of the respective other Party.

9.4	Each Party shall apply all adequate and state-of-the-art security measures in order to protect confidential information from any unauthorized access by any Third Parties.

9.5

The obligations pursuant to this Section 9 shall survive the termination of this Agreement. Upon termination of this Agreement each Receiving Party shall return confidential information of the Disclosing Party (with all copies thereof, but exempted routinely made backup copies in electronic data communication until their usual deletion), or at the option of the Disclosing Party, destroy all confidential information (including all copies thereof) and provide the Disclosing Party with a certificate of an officer of the Receiving Party that certifies that such destruction has occurred, within ten (10) days of receipt by the Receiving Party of a written request from the Disclosing Party.

9.6

Neither Party shall issue any press releases or other kinds of publications (online or offline) relating to this Agreement, the B2R Agreement or any subject matter of any of the aforementioned agreements without the prior written consent of the respective other Party, such consent not to be withheld unreasonably.

Section 10

Term and Termination

10.1	Term

The Term of this License Agreement shall be from its effective date until the expiry of the last Patent of the Licensed IP (the ‘Term”). After expiry of this Term the Agreement shall automatically cease without notice of termination being required.

10.2	Termination

10.2.1	Any ordinary right of termination shall be excluded during the Term.

10.2.2

Notwithstanding the aforesaid, each Party shall have the right to terminate this Agreement for cause without having to observe a notice period following a material breach by the other Party if the breach is not cured within [*****] after written notice of the non-breaching Party. It shall be particularly considered a material breach if (i) a Party is in persistent breach of any of the terms of this Agreement and has not cured the breach within [*****] after written notice thereof by the respective other Party or (ii) the other Party or any Affiliate of the other Party challenges, or directly or indirectly assists a Third Party to challenge, the validity or ownership of any IPR of the Party, provided that the IPR relates to the Licensed IP, B2R Project Results, Licensed Compound(s) and/or Licensed Product(s). Furthermore, each Party shall have the right to terminate this Agreement without observing a notice period if insolvency proceedings are instituted against the assets of the other Party to this Agreement or if insolvency proceedings of the other Party are refused due to lack of sufficient assets.

10.3	Effect of Expiration and Termination

10.3.1

Expiration and termination of this Agreement shall not relieve any Party from any obligations under this Agreement accruing prior to such expiration or termination. Unless expressly provided otherwise, all information, rights, material and payments due or provided to the respective other Party or exchanged under this Agreement shall remain with the respective receiving Party.

10.3.2

In the event that the Agreement is terminated by AnalytiCon with cause under Section 10.2.2, (i) the ownership of all B2R Project Results as well as any and all IPR relating thereto shall remain with Pharvaris, (ii) the Exclusive License shall terminate, (iii) Pharvaris shall, upon AnalytiCon’s request, grant to AnalytiCon an exclusive, worldwide license, with the right to sublicense, to use the B2R Project Results to research, develop, manufacture, use, import and market Licensed Compound(s) and Licensed Product(s) in the Field, (iv) AnalytiCon shall be free to develop, market and sell Licensed Compound(s) and Licensed Product(s) at its own expense, including the right to use all data, study results, know-how, IPR etc. related to such Licensed Compounds and Licensed Product(s) generated or owned by Pharvaris pursuant to this Agreement for the development, marketing and/or sales of Licensed Product(s) and (v) AnalytiCon shall pay to Pharvaris Development Milestones, Regulatory Approval Milestones, Sales Milestone(s) and Royalties as per the amounts, terms and conditions in Sections 5.2, 5.3 and 5.4, which shall apply mutatis mutandis to such payments by AnalytiCon to Pharvaris.

10.3.3

In the event that this Agreement is terminated by Pharvaris with cause under Section 10.2.2, the Exclusive License and all rights granted and to be granted to Pharvaris under this Agreement shall continue to be effective and shall survive the termination of this Agreement, all licensed know-how and embodiments of such know-how shall remain with Pharvaris and Pharvaris shall be entitled to continue any use of the Licensed Compound(s), Licensed Product(s), Licensed IP and the B2R Project Results, which also remain with Pharvaris, while the milestone and royalty obligations under Section 5 to be paid until the expiry of the last Patent of the Licensed IP shall be reduced by [*****].

Section 11

Indemnity and Liability

11.1	Direct Indemnity

11.1.1

Each Party shall indemnify and hold harmless the other Party, its Affiliates, and their respective directors, officers, shareholders, agents, consultants and employees from and against all Third Party claims, demands, liabilities, damages (including damages directly or indirectly suffered by the other Party and/or its Affiliates and their respective directors, officers, shareholders, agents, consultants and employees) and expenses, including reasonable attorney’s fees and costs (collectively “Liabilities”) arising out of the intentional or grossly negligent breach of any material provision of this Agreement by the indemnifying Party or caused by an intentional act or omission of the indemnifying Party.

11.1.2

Pharvaris shall defend, indemnify and hold harmless AnalytiCon, its Affiliates, and their respective directors, officers, shareholders, agents, consultants and employees from and against all Liabilities suffered, incurred or arising out of any Third Party claims in connection with the manufacture, possession, distribution, use, sale or other disposition by or through Pharvaris or its Affiliates or Sublicensees of any Licensed Product(s), except in case to the extent such Liabilities resulted from negligent or willful acts or omissions by AnalytiCon, its Affiliates and/or Third Parties retained by AnalytiCon for or in connection with the performance of any acts or obligations under this Agreement and/or the B2R Agreement, and their respective directors, officers, shareholders, agents, consultants and employees.

11.1.3

AnalytiCon shall defend, indemnify and hold harmless Pharvaris, its Affiliates, and their respective directors, officers, shareholders, agents, consultants and employees from and against all Liabilities suffered, incurred or arising out of any Third Party claims in connection with the research and development activities in connection with the B2R Project and the B2R Project Results, the execution of the B2R Project Plan, Licensed IP, Licensed Compound(s) and Licensed Product(s) except in case to the extent such Liabilities resulted from negligent or willful acts or omissions by Pharvaris, its Affiliates and/or Third Parties retained by Pharvaris for or in connection with the performance of any acts or obligations under this Agreement and/or the B2R Agreement, and their respective directors, officers, shareholders, agents, consultants and employees.

11.2	Liability for Breach

If either Party fails to comply with or otherwise violates any provision, representation or warranty contained in this Agreement, the respective Party shall be liable to the other Party for any and all compensatory damages (including reasonable counsel fees and other professional fees) directly resulting from such breach and all costs and expenses incurred by the other Party in mitigating the effects of such breach. However, with the exception of willful misconduct, the other Party shall not be entitled to claim incidental, indirect, consequential or punitive damages, including damages from loss of goodwill or loss of profits.

Section 12

Representations, Warranties and Covenants

12.1	Representations and Warranties of Pharvaris

12.1.1	Pharvaris is a corporation duly organized and existing under the laws of the Netherlands.

12.1.2	Pharvaris has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

12.1.3

The execution, delivery and performance of this Agreement by Pharvaris does not conflict with or contravene the statutes and by-laws of Pharvaris nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any Party thereto to terminate, any material agreement or instrument to which Pharvaris is a party, or by which any of its assets or properties are bound.

12.1.4	Pharvaris will apply all due diligence according to adequate and up-to-date industry standards when performing its obligations under this Agreement and the B2R Agreement.

12.2	Representations, Warranties and Covenants of AnalytiCon

12.2.1	AnalytiCon is a corporation duly organized and existing under the laws of Germany.

12.2.2	AnalytiCon has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

12.2.3

The execution, delivery and performance of this Agreement by AnalytiCon does not conflict with or contravene the statutes and by-laws of AnalytiCon nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any Party thereto to terminate, any material agreement or instrument to which AnalytiCon is a party, or by which any of its assets or properties are bound.

12.2.4

AnalytiCon warrants that it solely owns OB2RA, that it also solely owns the series of small molecule orally available OB2RA intended for the development as orally available medication for the treatment of HAE and that it solely owns all Licensed IP, including know-how relating thereto, free and clear of any liens, claims, encumbrances or charges, and has not previously assigned, transferred, conveyed or otherwise encumbered its right, title or interested in the Licensed IP. AnalytiCon on the effective date of this Agreement is not aware of any infringement or potential infringement of Third Party IPR by OB2RA, the series of small molecule orally available OB2RA intended for the development as orally available medication for the treatment of HAE, the intended B2R Project Results, the Licensed IP, the Licensed Compound(s) and/or the Licensed Product(s). AnalytiCon will apply all due diligence according to adequate and up-to-date industry standards when performing its obligations under this Agreement and the B2R Agreement, particularly concerning the research of any Third Party IPR and the avoidance of any infringement thereof, and shall, adhering to these standards and to the best of its knowledge, develop the Licensed IP, the B2R Project Results, the Licensed Compound(s) and the Licensed Product(s) as further defined in the B2R Agreement free from any such infringement or other use of Third Party IPR. In case that the use of the Licensed IP, the B2R Project Results, the Licensed Compound(s) and/or the Licensed Product(s) nevertheless infringes upon any Third Party IPR or otherwise makes use of such Third Party IPR, the Parties shall negotiate in good faith about adequate adaptations and reductions of the payments by Pharvaris to AnalytiCon under this Agreement and/or the B2R Agreement unless and to the extent such infringement is caused by a decision or instruction by Pharvaris. [*****]. In case of any grossly negligent or willful breach of the obligations under this Section 12.2.4 by AnalytiCon, AnalytiCon shall additionally be liable to Pharvaris in accordance with Section 11.2. The provisions in Section 8 shall remain unaffected and Section 5.6 shall apply in case the Third Party IPR infringement is remedied by the conclusion of a license or other agreement with the respective Third Party.

12.2.5

AnalytiCon warrants that it has not disclosed and will not disclose any of the licensed know-how to any Third Parties unless expressly allowed under this Agreement, the B2R Agreement or any other written agreement among the Parties.

12.3	No Other Representations, Warranties or Covenants

Except as expressly set forth otherwise in this Section 12 or in this Agreement or in the B2R Agreement, neither Party makes any representations or extends any warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement, or validity of any IPR applied for, issued or pending.

Section 13

Non-Compete Obligation

As from the effective date of this Agreement or the B2R Agreement, whichever is earlier, and until the earliest of (i) expiry of Term of this Agreement or the B2R Agreement, whichever is later, or (ii) termination of this Agreement or B2R Agreement, whichever is later, by either Party in accordance with the respective provisions of this Agreement and the B2R Agreement, AnalytiCon shall not compete with Pharvaris, directly or indirectly, such as through Affiliates or through sublicensee(s), in the Field limited to B2RA. If any Party terminates this Agreement for cause, and the development program of the terminating Party for a B2R Antagonist is continuing, then the respective other Party shall not compete with the terminating Party until [*****] after commercial launch of a Licensed Product, unless such development program is otherwise cancelled by the terminating Party.

Section 14

Condition Precedent

This Agreement shall become effective when Pharvaris submits to AnalytiCon a notice that Pharvaris has received the first tranche of financing from its series A investors (“Financing Notice”). If Pharvaris does not submit the Financing Notice to AnalytiCon until the expiration of six weeks after the execution of this Agreement, each AnalytiCon and Pharvaris shall have the right to withdraw from this Agreement by giving notice of withdrawal to the respective other Party (“Withdrawal”). However, if the period defined in the preceding sentence has expired, but the Financing Notice is submitted to AnalytiCon prior to a Withdrawal, then this Agreement shall become effective and a Withdrawal shall not be possible. For the avoidance of doubt, a Withdrawal shall not affect the continuing validity of the Option Agreement.

Section 15

Miscellaneous

15.1	Choice of Law

This Agreement and all disputes arising in connection therewith shall exclusively be governed by and construed in all respects in accordance with the laws of Germany, to the exclusion of the rules on conflicts of law and to the exclusion of the UN Convention on Contracts for the International Sale of Goods.

15.2	Arbitration

All disputes arising in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (DIS) without recourse to the ordinary courts of law. The place of arbitration shall be Hamburg, Germany. The number of arbitrators shall be three. The language of the arbitral proceedings shall be English. The applicable substantive law shall be German law, to the exclusion of the rules on conflicts of law and to the exclusion of the UN Convention on Contracts for the International Sale of Goods.

15.3	Completeness

This Agreement sets forth the entire agreement between the Parties with respect to the subject matters of this Agreement, whereas, however, the B2R Agreement may contain additional provisions on these subject matters.

15.4	Amendments

Amendments to this Agreement shall be made in writing in order to be effective, including amendments of this written form requirement.

15.5	Notices

Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile, registered mail, first class air mail or courier, postage prepaid where applicable, and shall be addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and, except as expressly otherwise provided in this Agreement, shall be effective upon receipt by the addressee. The receipt of any such consent, notice or report shall promptly be confirmed by the receiving party, whereas the provisions of Section 15.4 sentence 1 shall apply accordingly to such confirmation.

If to Pharvaris:

Pharvaris BV

Leiden BioScience Park

J.H.Oortweg 21

2333 CH Leiden

Netherlands

Attention: Jochen Knolle

Phone: [*****]

Fax: [*****]

If to Analyticon:

Analyticon Discovery GmbH

Hermannswerder Haus 17

14473 Potsdam, Germany

Attention: Dr. Lutz Muller-Kuhrt

Phone: [*****]

Fax: [*****]

15.6	Independent Contractors

Pharvaris and AnalytiCon each acknowledge that they shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Pharvaris nor AnalytiCon shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

15.7	Affiliates’ and Third Party Compliance

Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligators hereunder. The same shall apply accordingly to any Third Parties which either of the Parties have entered into contractual or other relationships concerning activities, undertakings, rights and obligations, or any business under this Agreement with.

15.8	Waiver

The waiver by either Party hereto of any right hereunder or of a failure or a breach by the other Party shall not be deemed a waiver of any other right hereunder or relating to a breach or failure by said other Party whether of a similar nature or otherwise.

15.9	Assignment

Neither Party shall be entitled to assign or transfer this whole Agreement, or any rights or obligations deriving therefrom, to any Affiliate or Third Party without the prior written consent of the other Party.

15.10	Force Majeure

No Party shall be held liable or responsible to the respective other Party nor be deemed to have been in default under or in breach of the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, war, acts of war (irrespective of whether war has been declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God (collectively “Force Majeure”), provided however that the affected Party (i) shall promptly notify the other Party of the occurrence of any such event of Force Majeure and (ii) shall exert all reasonable and acceptable efforts to eliminate, cure or overcome any such Force Majeure and to resume performance of its covenants as quickly as possible.

15.11	Severability

Should any individual provision of this Agreement be or become wholly or partially invalid, or should there prove to be an omission, this shall not affect the validity of the remaining provisions of this Agreement. In the place of the invalid provision, a valid provision shall be deemed agreed which corresponds to the purpose and meaning of the invalid one. In the event of an omission, a provision shall be deemed agreed which corresponds, on the basis of the purpose and meaning of this Agreement, to what the Parties would have agreed, had the Parties considered the matter at the outset. This shall also apply if the invalidity of the provision results from a measure of performance or time set as a standard in this Agreement; in such cases, a legally valid measure of performance or time which comes as close as possible to that originally agreed shall be deemed agreed instead.

Pharvaris BV

Leiden, March 31, 2016
Place, date

/s/ Berndt Modig
Signature

AnalytiCon Discovery GmbH

Potsdam, March 31, 2016
Place, date

/s/ Lutz Müller-Kuhrt
Signature

Pharvaris BV

Berlin, March 31, 2016
Place, date

/s/ Jochen Knolle
Signature

AnalytiCon Discovery GmbH

Potsdam, March 31, 2016
Place, date

/s/ Lutz Müller-Kuhrt
Signature

APPENDIX A

Initial Project Plan for the Development of Orally Available Bradykinin Antagonists

[*****]

APPENDIX B

Outline of Class of OB2RA

[*****]

APPENDIX C

PRECLINICAL CANDIDATE B2R

The requirements for a “Preclinical Candidate B2R” are defined as set forth in the table below. Pharvaris may accept a development candidate even though one or more criteria are not met by a specific B2R Antagonist.

[*****]

APPENDIX P

WORK PLAN

[*****]